                                                                   EXHIBIT 10.03


                               CORIXA CORPORATION

                                       AND

                               JAPAN TOBACCO INC.

                                     LICENSE

                                       AND

                             COLLABORATIVE RESEARCH

                                    AGREEMENT

                                TABLE OF CONTENTS

1.    DEFINITIONS............................................................................1

2.    SCOPE OF RESEARCH PROGRAM; CLINICAL DEVELOPMENT PROGRAM................................5

3.    RESEARCH PROGRAM TERM AND TERMINATION..................................................5

4.    STEERING COMMITTEES....................................................................6

5.    LICENSE GRANTS; OPTION; RIGHTS OF FIRST REFUSAL........................................7

6.    PAYMENTS...............................................................................8

7.    ROYALTY PAYMENTS.......................................................................9

8.    REPORTS, PAYMENTS AND ACCOUNTING......................................................10

9.    COMMERCIAL DEVELOPMENT................................................................12

10.   MANUFACTURING; SUPPLY.................................................................12

11.   INVENTIONS............................................................................13

12.   PATENTS; PROSECUTION AND LITIGATION...................................................13

13.   CONFIDENTIALITY; PUBLICITY; PUBLICATIONS..............................................14

14.   GOVERNING LAW; ARBITRATION............................................................15

15.   MISCELLANEOUS.........................................................................15

16.   NOTICES...............................................................................16

17.   ASSIGNMENT............................................................................17

18.   WARRANTIES, REPRESENTATIONS AND COVENANTS.............................................17

19.   TERM AND TERMINATION..................................................................19

20.   RIGHTS AND DUTIES UPON TERMINATION....................................................19

21.   INDEMNIFICATION.......................................................................20

22.   GOVERNMENTAL CONSENT..................................................................21



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                                    EXHIBITS

               Exhibit A                    Corixa Patents

               Exhibit A-1                  Corixa Adjuvant Patents

               Exhibit A-2                  Microsphere Patents

               Exhibit B                    Research Program

               Exhibit C                    List of Third Party Agreements

               Exhibit D                    Form of Supply Agreement

                  LICENSE AND COLLABORATIVE RESEARCH AGREEMENT

        This LICENSE AND COLLABORATIVE RESEARCH AGREEMENT (together with the attachments and exhibits hereto, the "Agreement") is entered into as of June 15, 1999 (the "Execution Date") by and between Corixa Corporation, a corporation organized and existing under the laws of the State of Delaware and having its principal office at 1124 Columbia Street, Suite 200, Seattle, Washington, and Japan Tobacco Inc., a corporation organized and existing under the laws of Japan and having its principal office at 2-2-1 Toranomon, Minato-ku, Tokyo 105-8422, Japan.

                                    RECITALS

        WHEREAS, Corixa has scientific expertise, proprietary information and biological materials related to antigen discovery and vaccine development;

        WHEREAS, JT has expertise in developing and commercializing therapeutic products;

        WHEREAS, Corixa and JT desire to collaborate in the development of vaccine products for the treatment of lung cancer, which vaccines will contain certain [***]* antigens [***]*; and

        WHEREAS, Corixa has agreed to license to JT in certain territories certain intellectual property rights related to the Collaboration, including discoveries to be made during the Collaboration, subject to the terms and conditions of this Agreement.

        NOW, THEREFORE, for and in consideration of the mutual observance of the covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.      DEFINITIONS.

        All references to particular Exhibits, Articles and Sections shall mean the Exhibits to, and Articles and Sections of, this Agreement, unless otherwise specified. References to this "Agreement" include the Exhibits. For the purposes of this Agreement, the following words and phrases shall have the following meanings:

        1.1 "Additional Lung Cancer License Agreement" shall have the meaning set forth in Section 5.3.

        1.2     "Additional Technology" shall have the meaning set forth in
Section 5.1(f).

        1.3 "Affiliate" of an entity means, for so long as one of the following relationships is maintained, any corporation or other business entity owned by, owning, or under common ownership with a party to this Agreement to the extent of at least fifty percent (50%) of the equity (or such lesser percentage that is the maximum allowed to be owned by a foreign corporation in a



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                                      -1-
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particular jurisdiction) having the power to vote on or direct the affairs of the entity and any person, firm, partnership, corporation, or other entity actually controlled by, controlling or under common control with a party to this Agreement. Notwithstanding the foregoing, the government of Japan shall not be considered an Affiliate of JT for purposes of this Agreement.

        1.4     "Antibody" shall mean [***]*.

        1.5 "Antigen(s)" shall mean any antigen [***]* covered by one (1) or more claim(s) of any of the Corixa Patents and/or the Joint Research Patents.

        1.6     "Asia" shall mean [***]*

        1.7 "Clinical Development Program" shall have the meaning set forth in Section 2.3.

        1.8     "Co-Development Committee" shall have the meaning set forth in
Section 9.2.

        1.9 "Collaboration" means the joint collaboration of Corixa and JT pursuant to the terms of this Agreement, the Research Program and the Clinical Development Program.

        1.10    "Completion" shall have the meaning set forth in Section 6.3.

        1.11 "Corixa" shall mean Corixa Corporation and each of its Affiliates.

        1.12 "Corixa Adjuvant" shall mean the protein Leishmania Elongation Initiation Factor, known as LeIF, [***]* covered by one (1) or more of claim(s) of any of the Corixa Patents that are identified on Exhibit A-1, as may be amended from time to time.

        1.13 "Corixa Patents" shall mean (a) all [***]*. Corixa Patents shall specifically not include either JT Patents or Joint Research Program Patents.

        1.14 "Development Steering Committee" shall have the meaning set forth in Section 4.1(b).

        1.15 "Development Period" shall mean the period commencing upon the end of the Research Program Term and ending upon [***]*.

        1.16    "Effective Date" shall have the meaning set forth in Section
22.2.

        1.17    "Europe" shall mean [***]*.

        1.18    "European Partner" shall have the meaning set forth in Section
5.3.

        1.19 "FTE" shall mean [***]* for individual Corixa scientific employees assigned to perform the Research Program, or its equivalent if a given employee is assigned on a part-time basis and therefore multiple employees are added to provide a single FTE.

        1.20    "FTE Rate" shall have the meaning set forth in Section 2.1.

        1.21    "Fully Burdened Manufacturing Cost" shall mean [***]*.




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        1.22    "GAAP" or "U.S. generally accepted accounting principles" shall mean the conventions, rules and procedures governing accounting practices as established, and revised or amended, by the U.S. Financial Accounting Standards Board or the U.S. Securities and Exchange Commission.

        1.23    [***]*

        1.24    "IND" shall have the meaning set forth in Section 4.1(a).

        1.25 "Joint Research Program Patents" shall mean all [***]*. In no event shall Joint Research Program Patents be deemed to include Corixa Patents or JT Patents.

        1.26    "Joint Inventions" shall have the meaning set forth in Section
11.

        1.27    "JT" shall mean Japan Tobacco Inc. and each of its Affiliates.

        1.28 "JT Patents" shall mean [***]*. In no event shall JT Patents be deemed to include either Corixa Patents or Joint Research Program Patents.

        1.29    "Know-How" shall mean all [***]*.

        1.30 "Licensed Antibody Product" shall mean any [***]*. For purposes of clarity, "Licensed Antibody Product" shall refer to and mean Licensed Corixa Antibody Product and/or Licensed JT Antibody Product, as the case may be.

        1.31 "Licensed Corixa Antibody Product" shall mean any Licensed Antibody Product that [***]*.

        1.32    "Licensed Field" shall mean [***]*.

        1.33 "Licensed JT Antibody Product" shall mean any Licensed Antibody Product that [***]*.

        1.34 "Licensed Product" shall mean any and all Licensed Antibody Products and Licensed Vaccine Products.

        1.35    "Licensed Vaccine Product" shall mean any [***]*.

        1.36 "Microspheres" shall mean the encapsulated antigen delivery system [***]* covered by one (1) or more claim(s) of any of the Corixa Patents that are identified on Exhibit A-2.

        1.37 "Net Sales" shall mean the amount [***]* to a Third Party of a Licensed Product, less the following deductions for amounts actually incurred related to such sale or other disposition: [***]*.



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        1.38    "North America" shall mean [***]*.

        1.39    "Patent Steering Committee" shall have the meaning set forth in
Section 4.1(c).

        1.40    "Research Field" shall mean lung cancer in humans.

        1.41 "Research Steering Committee Period" shall have the meaning set forth in Section 4.1(a).

        1.42    "Research Program" shall have the meaning set forth in Section
2.1.

        1.43    "Research Program Term" shall have the meaning set forth in
Section 3.1.

        1.44 "Research Steering Committee" shall have the meaning set forth in Section 4.1.

        1.45    "Rest of World" shall mean worldwide, except for [***]*.

        1.46    "Selected Antigen(s)" shall have the meaning set forth in
Section 3.3.

        1.47 "SPC" shall mean all Supplementary Protection Certificates for any medicinal Licensed Product and its equivalents provided under the Council Regulation (EEC) N# 1768/92 of June 18, 1992 or any succeeding regulation thereto.

        1.48    "Territory A" shall mean Asia, North America and Rest of World.

        1.49 "Territory B" shall mean [***]* China and its territories, possessions and protectorates, [***]*.

        1.50 "Third Party(ies)" shall mean any party other than a party to this Agreement or an Affiliate.

        1.51    "Vaccine" shall mean the administration of (an) antigen(s)
[***]*.

        1.52 "Valid Claim" shall mean, with respect to each country in the territory, a claim of [***]*.

        1.53 Interpretive Rules. For purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires:
(a) defined terms include the plural as well as the singular (and vice versa) and the use of any gender shall be deemed to include the other gender; (b) references to "Articles," "Sections" and other subdivisions and to "Schedules" and "Exhibits" without reference to a document, are to designated Articles, Sections and other subdivisions of, and to Schedules and Exhibits to, this Agreement; (c) unless otherwise set forth herein, the use of the term "including" means "including but not limited to"; and (d) the words



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"herein," "hereof," "hereunder" and other words of similar import refer to this
Agreement as a whole and not to any particular provision.

2.      SCOPE OF RESEARCH PROGRAM; CLINICAL DEVELOPMENT PROGRAM.

        2.1 During the Research Program Term, the parties shall collaborate in the development of [***]*. The program of activities to be conducted by Corixa during the term of the Agreement is set forth on Exhibit B (the "Research Program"), [***]*. Corixa and JT agree that during the first and second years of the initial Research Program Term [***]*. During the third year of the initial Research Program Term, Corixa and JT agree that [***]*.

        2.2 In the event JT desires during the Research Program Term as may be extended to [***]*.

        2.3 Subsequent to [***]* (hereinafter the "Clinical Development Program" with respect to such Licensed Product(s)). The parties agree that the end goal of the Clinical Development Program is [***]*.

        2.4     During the Research Program Term as may be extended, [***]*.

        2.5 The parties acknowledge and agree that nothing in this Agreement shall restrict in any manner Corixa's ability to [***]*.

3.      RESEARCH PROGRAM TERM AND TERMINATION.

        3.1 The initial period of time during which the Research Program shall be performed shall commence on the Effective Date and terminate on the [***]* anniversary of the Effective Date, subject to extension as set forth in
Section 3.2 (the "Research Program Term"); provided, however, that the Research Program Term shall terminate upon any termination of this Agreement in accordance with Sections 19.3(b), 19.6 or 19.7.

        3.2 Upon the mutual written agreement of the parties, the Research Program Term shall be extended for one or more additional period(s) beyond the termination date of its initial term or any subsequent extension period, provided the such agreement is reached no later than [***]* prior to the expiration of such initial term or subsequent extension period. In the event of such a mutually agreed extension, the parties shall [***]*. With respect to any such extension of the Research Program Term pursuant to this Section 3.2, Corixa and JT shall [***]*.

        3.3 Prior to the termination of the Research Program Term, JT shall have the right to notify Corixa in writing of [***]*.

4.      STEERING COMMITTEES.



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        4.1     (a)     A Research Steering Committee (the "Research Steering
Committee") shall be established within [***]* after the full execution of this Agreement. During the period beginning on the Effective Date and ending on [***]* (the "Research Steering Committee Period"), the Research Steering Committee shall consist of [***]*. During the Research Steering Committee Period, the Research Steering Committee shall be responsible for [***]*.

                (b) Following the Research Steering Committee Period and until [***]* (the "Development Steering Committee") shall be established. The Development Steering Committee shall consist of [***]*. The Development Steering Committee shall be responsible for [***]*.

                (c) Additionally, a Patent Steering Committee (the "Patent Steering Committee") shall be established within [***]* after the full execution of this Agreement. The Patent Steering Committee shall operate during the term of this Agreement and shall be responsible for all patent-related activities pursuant to this Agreement. The Patent Steering Committee shall consist of [***]*.

        4.2 To facilitate coordination during the Research Steering Committee Period, the parties shall share [***]*. Corixa shall provide JT with [***]* on the progress of the Research Program and, [***]*. All such [***]* shall be subject to the confidentiality provisions of Section 13 of this Agreement. The Research Steering Committee shall review the Research Program [***]*. All actions by the Research Steering Committee shall require [***]*.

        4.3 The Development Steering Committee shall meet [***]*. To facilitate coordination during and subsequent to the Development Period, the parties shall [***]*. JT shall provide Corixa with [***]* on the progress of the Clinical Development Program, including [***]*. All such [***]* shall be, [***]* subject to the confidentiality provisions of Section 13 of this Agreement. Additionally, [***]*. All actions by the Development Steering Committee shall require the [***]*.

        4.4 After [***]*, the Development Steering Committee shall [***]*. In conjunction with the foregoing meetings, JT shall provide Corixa with [***]* commercialization, including [***]*. All such information shall be subject to the confidentiality provisions of Section 13 of this Agreement. [***]*

        4.5 The Patent Steering Committee shall meet regularly [***]*. To facilitate the coordination and monitoring of patent-related activities hereunder, the Patent Steering Committee shall [***]*. The Patent Steering Committee shall [***]*. All such [***]* shall be subject to the confidentiality provisions of Section 13 of this Agreement. All actions by the Patent Steering Committee shall require [***]*, provided that all such actions shall be subject to the procedures and responsibilities set forth in Section 12. [***]*.

5.      LICENSE GRANTS; [***]* .



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        5.1     License.

                (a) Subject to the terms and conditions of this Agreement, including, without limitation, Section 3.3 and the payments set forth in Section 6 hereof, Corixa hereby grants to JT an exclusive license, [***]* Licensed Vaccine Products and Licensed Corixa Antibody Products solely in the Licensed Field in Territory A.

                (b) Subject to the terms and conditions of this Agreement, including, without limitation, Section 3.3, Section 5.3 and the payments set forth in Section 6 hereof, Corixa hereby grants to JT a co-exclusive license [***]* Licensed Vaccine Products and Licensed Corixa Antibody Products solely in the Licensed Field in Territory B.

                (c) Subject to the terms and conditions of this Agreement, including, without limitation, Section 3.3 and the payments set forth in Section 6 hereof, Corixa hereby grants to JT (i) a worldwide co-exclusive license [***]* Licensed JT Antibody Products solely for use in the Licensed Field and (ii) [***]*.

                (d) Subject to the terms and conditions of this Agreement, Corixa hereby grants to JT a [***]* non-exclusive license, [***]*, to use Corixa Adjuvant and Microspheres solely for research purposes for evaluation [***]*. JT may [***]* confidential information under Section 13 hereof. [***]*. Subject to the terms and conditions of this Agreement, including, without limitation, the payments set forth in Section 6 hereof, Corixa hereby grants to JT a non-exclusive option, [***]* to obtain a non-exclusive license, [***]* Microspheres or Corixa Adjuvant in the Licensed Field in Territory A and B, [***]*.

                (e) In the event that Corixa and JT shall have mutually agreed to the terms and conditions of [***]*.

                (f)     During the Research Program Term, [***]*.

                (g)     [***]*

                (h)     [***]*

        5.2 Sublicenses of Third Party Rights to JT. JT understands and agrees that in the event it exercises the option to license Microspheres granted to it under Section 5.1(d) of this Agreement, such license shall include sublicenses by Corixa under agreements between Corixa and certain Third Parties. Exhibit C includes a list of agreements pursuant to which Third Party rights related to Microspheres are licensed to Corixa as of the Effective Date. JT understands and agrees that such sublicenses or licenses may in some respects be more restrictive than the terms and conditions of this Agreement or may require payments in addition to those set forth herein and agrees to abide by all applicable terms and conditions of such agreements.



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        5.3     [***]*

        5.4     [***]*

        5.5     [***]*

        5.6     [***]*

6.      PAYMENTS.

        Subject to Section 7.8, JT shall make the following payments to Corixa under this Agreement in U.S. Dollars by wire transfer of immediately available funds:

        6.1     [***]* Funding. In addition to the [***]* funding set forth in
Section 6.2, the [***]* amount of [***]* for [***]*. The full amount of this [***]* funding shall be [***]* paid directly to Corixa.

        6.2 [***]* Funding. [***]* payments in the following amounts and [***]* dates set forth below, it being acknowledged and agreed each such payment shall be [***]*:

               -------------------------------------- ---------------------
                                                         PAYMENT AMOUNT
                           PAYMENT DATE                     (U.S.$)
               -------------------------------------- ---------------------
               [***]*                                   [***]*
               -------------------------------------- ---------------------

        The payment amounts set forth in the above table shall be [***]* paid directly to Corixa. The Research Program and corresponding payments, may be extended or expanded as set forth in Section 2.2 and Section 3.2 above. [***]*

        6.3 Milestone Payments. In addition to the amounts payable pursuant to Sections 6.1 and 6.2 above, JT also agrees to pay Corixa the following milestone payments, to be made via wire transfer of immediately available funds, [***]*:

    -------------------------------------------------- -------------------------
                        MILESTONE                           PAYMENT (U.S.$)
    -------------------------------------------------- -------------------------
    [***]*                                               [***]*
    -------------------------------------------------- -------------------------

        For purposes of the above milestones [***]*.

        6.4     [***]*



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7.      ROYALTY PAYMENTS.

        7.1     Royalties for Licensed Vaccine Products.

                [***]*

        7.2     Royalties for Licensed Antibody Products.

                [***]*

        7.3     Royalties for [***]*.

                (a)     For Licensed Vaccine Products that [***]*.

                (b)     For Licensed Vaccine Products that [***]*.

                (c)     For Licensed Vaccine Products that [***]*.

        7.4     [***]*

        7.5     [***]*

        7.6 Royalty Term; [***]*. Royalties shall be earned and paid to Corixa until [***]*.

        7.7 Currency. All amounts payable to Corixa under this Agreement shall be payable in United States Dollars, by wire transfer of immediately available funds to a bank account designated by Corixa, at Corixa's option. Monthly sales amounts shall be translated from Japanese Yen to U.S. Dollars by using an average rate of exchange. This average shall be computed using the rate of exchange quoted under Foreign Exchange in the Wall Street Journal as of the end of the current month plus the rate as of the end of the prior month and dividing by two (2). With respect to sales made by sublicensees (either Affiliates or Third Parties) of Japan Tobacco Inc., sales amounts will be converted from any foreign currencies to Japanese Yen using average rates of exchange published by the Bank of Tokyo-Mitsubishi in accordance with JT's standard methodology, consistently applied.

        7.8 Withholding Taxes. If any law or regulation in any country requires the withholding by JT or its sublicensees of any taxes due on payments to be remitted to Corixa under this Agreement, such taxes shall be deducted from the amounts paid to Corixa. If the taxes are deducted from the amounts paid to Corixa, then JT or sublicensees shall furnish Corixa the originals of all official receipts for such taxes and such other evidence of such taxes and payment thereof as may be reasonably requested by Corixa and shall provide any reasonable assistance or cooperation which may be requested by Corixa in connection with any efforts by Corixa to obtain a credit for such taxes.

        7.9 Currency Transfer Restrictions. If in any country payment or transfer of funds out of such country is prohibited by law or regulation, the parties hereto shall confer regarding the terms and conditions on which Licensed Products shall be sold in such countries, including the possibility of payment of royalties to Corixa in local currency to a bank account in such country or the renegotiation of royalties for such sales, and in the absence of any other agreement by the



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parties, such funds payable to Corixa shall be deposited in whatever currency is allowable by JT in an accredited bank in that country that is acceptable to Corixa.

        7.10 Royalty Payments Upon Termination. If this Agreement is terminated in accordance with Section 19 with respect to all or some of the Licensed Products, JT shall continue to pay Corixa all amounts earned pursuant to this Section 7 prior to the date of termination and any amounts earned thereafter as a result of sales of residual inventory of Licensed Products. In addition, JT shall continue to pay to Corixa all amounts payable hereunder with respect to Licensed Products, if any, with respect to which this Agreement is not terminated.

8.      REPORTS, PAYMENTS AND ACCOUNTING.

        8.1     Payments and Reports.

                (a) JT agrees to make written reports (consistent with GAAP and/or its Japanese equivalent [***]* and payments to Corixa within [***]* after the close of each calendar quarter during the term of this Agreement. These reports shall show for such calendar quarter sales by Japan Tobacco Inc., its Affiliates and sublicensees of Licensed Vaccine Products, Licensed Corixa Antibody Products and Licensed JT Antibody Products, [***]*, Net Sales and the royalties due to Corixa thereon pursuant to Article 7. Concurrently with the making of each such report, JT shall make payment to Corixa of (i) amounts payable for the period covered by such report and/or (ii) payment of all accrued amounts incurred by Corixa as costs and expenses for which statements of account have been submitted by Corixa and which have not been previously reimbursed under this Agreement.

                (b) Corixa agrees to submit a detailed statement of account to JT within [***]* after the close of each calendar quarter (consistent with GAAP [***]*, for any costs or expenses incurred related to patents and other agreed upon expenses during such calendar quarter and not previously reimbursed. The costs and expenses of patent filings shall be as set forth in Section 12. In addition, [***]* the Effective Date, JT shall reimburse Corixa for costs and expenses incurred to date for filings in Territory A and B in the amount of [***]*.

        8.2 Termination Report. For each Licensed Product, JT also agrees to make a written report to Corixa within ninety (90) days after the date on which Japan Tobacco Inc., its Affiliates or sublicensees last sell that Licensed Product stating in such report the same information required for quarterly reports of sales of all such Licensed Products made, sold or otherwise disposed of which were not previously reported to Corixa.

        8.3 Accounting. JT agrees to keep clear, accurate and complete records, all [***]* accordance with GAAP and/or its Japanese equivalent, for a period of at least three (3) years (or such longer period as may correspond to JT's internal records retention policy) for each reporting period in which sales occur showing the manufacturing, sales, use and other disposition of Licensed Products in sufficient detail to enable amounts payable pursuant to Section 7, and the



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                                      -10-
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costs and expenses reimbursable hereunder to be determined, and further agrees to permit its books and records to be examined by an independent accounting firm selected by Corixa and reasonably satisfactory to JT, and that is bound in confidence to disclose only evidence of noncompliance, from time-to-time to the extent necessary, but not more than once a year. Corixa shall have the right, at Corixa's sole expense except as hereinafter provided, through a certified public accountant reasonably acceptable to JT, and following reasonable notice, to examine such records during regular business hours during the life of JT's payment obligations to Corixa under this Agreement and for three (3) years thereafter; provided, however, that such examination shall not (i) be of records for more than the prior three (3) years, (ii) take place more often than once a year, and (iii) cover any records which date prior to the date of the last examination, and provided further that such accountants shall report to Corixa only as to the accuracy of the royalty statements and payments. Copies of such reports shall be supplied to JT. In the event the report demonstrates that JT has underpaid Corixa, JT shall pay the amount of such underpayment immediately upon request of Corixa and to the extent such underpayment is more than [***]* for the audited period, shall reimburse Corixa for the expense of the audit. If JT has overpaid Corixa, JT may deduct such overpayments from future amounts owed to Corixa .

        8.4 Confidentiality of Reports. Each party agrees that the information set forth in (a) the reports required by Sections 8.1 and 8.2, and
(b) the records subject to examination under Section 8.3, shall be subject to
Section 13 hereof and maintained in confidence by the receiving party and any independent accounting firm selected by such party, shall not be used by such party or such accounting firm for any purpose other than verification of the performance by the other party of its obligations hereunder, and shall not be disclosed by the receiving party or such accounting firm to any other person except for purposes of enforcing this Agreement.




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9.      COMMERCIAL DEVELOPMENT.

        9.1     Diligence in Research and Commercial Development.

                (a)     Corixa will [***]*.

                (b)     JT will [***]*.

        9.2     [***]*

10.     MANUFACTURING; SUPPLY.

        10.1 Materials. Corixa shall provide reasonable quantities of [***]* for JT as required through the course of the performance of the Research Program [***]*. In addition, for non-commercial research and evaluation purposes only, such materials shall include Corixa Adjuvant and Microspheres. [***]* terms set forth in a Supply Agreement in the form attached hereto as Exhibit D (the "Supply Agreement"). Any materials manufactured by Corixa for JT hereunder in accordance with "Good Manufacturing Practices," [***]* upon the terms and subject to the conditions of the Supply Agreement. JT shall use all materials provided to JT by Corixa hereunder or under the Supply Agreement in compliance with all applicable federal, state or local laws and regulations.

        10.2 Delivery. Subject to modification by the Research Steering Committee, all materials delivered to JT pursuant to Section 10.1 above shall [***]*. Corixa shall [***]*. All customs, duties, costs, taxes, insurance premiums, and other expenses relating to such transportation and delivery, shall be at JT's expense.

        10.3    [***]*



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                                      -12-

11.     INVENTIONS.

        Patentable inventions or discoveries that arise from the performance of the Research Program or the Clinical Development Program [***]*. Patentable inventions, discoveries or technology(ies) that arise from the performance of the Research Program or the Clinical Development Program [***]*. Patentable inventions or discoveries which arise from the performance of the Research Program or the Clinical Development Program [***]*.

12.     PATENTS; PROSECUTION AND LITIGATION.

        12.1 Corixa shall have the right [***]* to prosecute and maintain all Corixa Patents and Joint Research Program Patents as provided in this Section 12 [***]*. Corixa shall [***]*. JT shall have the right [***]*. Corixa agrees to keep JT [***]*. JT shall hold all information disclosed to it under this Section as confidential information under Section 13. For the avoidance of doubt, as previously set forth in Section 8.1(b) hereof, JT shall reimburse Corixa for all reasonable and documented costs incurred by Corixa prior to the Effective Date in connection with the filing, prosecution and maintenance of the Corixa Patents in the amount of [***]*, payable [***]* the Effective Date. Corixa shall [***]*. JT shall [***]*. All expenses reimbursed by JT pursuant to this Section shall be obligations that are separate and apart from other payment obligations described in this Agreement and shall be invoiced and paid separately, with no right of offset.

        12.2    [***]*

        12.3 In the event of the initiation of any suit by a Third Party against Corixa Corporation, [***]*.

        12.4 In the event that Corixa or JT becomes aware of actual or threatened infringement of a patent covered by this Agreement with respect to Licensed Products anywhere in Territory A or Territory B, that party shall promptly notify the other party in writing. [***]* In any event, Corixa and JT shall assist one another and cooperate in any such litigation at the other's request without expense to the requesting party.

        12.5 Corixa and JT shall recover their respective actual out-of-pocket expenses, or equitable proportions thereof, associated with any litigation or settlement thereof from any recovery made by any party. [***]*

        12.6    [***]*

        12.7 The parties shall keep one another informed of the status of their respective activities regarding any litigation or settlement thereof concerning any Licensed Product.

        12.8 CORIXA MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OTHER THAN THOSE EXPRESSLY SET FORTH IN SECTION 18 BELOW,



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                                      -13-

WITH RESPECT TO THE ANTIGENS, ANTIBODIES, CORIXA ADJUVANT, MICROSPHERES, CORIXA PATENTS, THE JOINT RESEARCH PROGRAM PATENTS OR KNOW-HOW AND ANY LICENSED PRODUCTS RELATED THERETO, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF NONINFRINGEMENT, PATENTABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

13.     CONFIDENTIALITY; PUBLICITY; PUBLICATIONS.

        13.1 Disclosure of Inventions. During the term of this Agreement, Corixa shall [***]*. During the term of this Agreement, JT shall [***]*. In addition, each party shall provide the other party with [***]*.

        13.2    Safety. [***]*

        13.3 Confidential Information. During the term of this Agreement and for [***]* thereafter, irrespective of any termination earlier than the expiration of the term of this Agreement, Corixa and JT shall not use or reveal or disclose to any Third Party any confidential information received from the other party or otherwise developed by either party in the performance of activities in furtherance of this Agreement without first obtaining the written consent of the disclosing party, [***]*. This confidentiality obligation shall not apply to such information which is or becomes a matter of public knowledge, or is already in the possession of the receiving party, or is disclosed to the receiving party by a Third Party having the right to do so, or is subsequently and independently developed by employees of the receiving party or Affiliates thereof who had no knowledge of the confidential information disclosed. The parties shall take reasonable measures to assure that no unauthorized use or disclosure is made by others to whom access to such information is granted.

        13.4    Permitted Disclosures.

                [***]*

        13.5 Bankruptcy Procedures. All confidential information disclosed by one party to the other shall remain the intellectual property of the disclosing party. In the event that a court or other legal or administrative tribunal, directly or through an appointed master, trustee or receiver, assumes partial or complete control over the assets of a party to this Agreement based on the insolvency or bankruptcy of such party, the bankrupt or insolvent party shall promptly notify the court or other tribunal (i) that confidential information received from the other party under this Agreement remains the property of the other party and (ii) of the confidentiality obligations under this Agreement. In addition, the bankrupt or insolvent party shall, to the extent permitted by law, take all steps necessary or desirable to maintain the confidentiality of the other party's confidential information and to insure that the court, other tribunal or appointee maintains such information in confidence in accordance with the terms of this Agreement.



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                                      -14-

        13.6 Press Release. The parties to this Agreement may disclose the nature and general terms of the Agreement in a press release following signature after due consultation with the other party. The wording of any press release must be agreed to by both parties in advance of its release; provided that such agreement is not unreasonably withheld by either party. Notwithstanding the foregoing, each party shall have the right to issue press releases immediately and without prior consent of the other that disclose any information required by the rules and regulations of the Securities and Exchange Commission or similar federal, state or foreign authorities, as determined in good faith by the disclosing party.

        13.7 Publicity. Neither party shall publish or provide public disclosure of information or inventions arising from the performance of the Research Program or the Clinical Development Program (a "Dissemination") without [***]* such planned publication or disclosure sent to the other party. In the event any such Dissemination is determined by the other party to be [***]*, the disseminating party shall delay such publication for a period sufficient, but in no event greater than [***]*, to allow the other party to take the steps necessary to protect such intellectual property, including the filing of any patent applications and/or deletion of the other party's confidential information. Notwithstanding the foregoing, Corixa shall have the right to disclose information immediately and without prior consent of JT if such disclosure is required by the rules and regulations of the Securities and Exchange Commission or similar federal or state authority, as determined in good faith by Corixa.

14.     GOVERNING LAW; ARBITRATION.

        This Agreement shall be governed by the laws of [***]*. Judgment upon the award may be entered in any court having jurisdiction, or application may be made to such court for judicial acceptance of the award and/or an order of enforcement as the case may be.

15.     MISCELLANEOUS.

        15.1    Trademarks. [***]*

        15.2 Force Majeure. If the performance of any part of this Agreement by either party, or of any obligation under this Agreement, is prevented, restricted, interfered with or delayed by reason of any cause beyond the reasonable control of the party liable to perform, unless conclusive evidence to the contrary is provided, the party so affected shall, upon giving written notice to the other party, be excused from such performance to the extent of such prevention, restriction, interference or delay, provided that the affected party shall use its reasonable best efforts to avoid or remove such causes of nonperformance and shall continue performance with the utmost dispatch whenever such causes are removed. When such circumstances arise, the parties shall discuss what, if any, modification of the terms of this Agreement may be required in order to arrive at an equitable solution.



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                                      -15-

        15.3    Severability.

                (a) In the event any portion of this Agreement shall be held illegal, void or ineffective, the remaining portions hereof shall remain in full force and effect.

                (b) If any of the terms or provisions of this Agreement are in conflict with any applicable statute or rule of law, then such terms or provisions shall be deemed inoperative to the extent that they may conflict therewith and shall be deemed to be modified to conform with such statute or rule of law.

        15.4 Entire Agreement. This Agreement and all Exhibits hereto, entered into as of the date first written above, constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes all previous writings and understandings except that the Confidential Information and Non Disclosure Agreement dated [***]*, shall remain in full force and effect. No terms or provisions of this Agreement shall be varied or modified by any prior or subsequent statement, conduct or act of either of the parties, except that the parties may mutually amend this Agreement by written instruments specifically referring to and executed in the same manner as this Agreement.

16.     NOTICES.

        16.1 Any notice required or permitted under this Agreement shall be deemed given if delivered (i) personally, (ii) by facsimile transmission (receipt verified), (iii) by registered or certified mail (return receipt requested), postage prepaid, or (iv) sent by express courier service (receipt verified), to the following addresses of the parties:

               IF TO CORIXA:

                      Corixa Corporation
                      1124 Columbia Street, Suite 200
                      Seattle, WA  98104
                      Attention: Chief Operating Officer

                             with a copy to Director of Legal Affairs
                      Telephone: (206) 754-5711
                      Facsimile: (206) 754-5994

               WITH A COPY TO:

                      Venture Law Group
                      4750 Carillon Point
                      Kirkland, Washington 98033
                      Attention: William W. Ericson
                      Telephone: (425) 739-8700
                      Facsimile: (425) 739-8750



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                                      -16-

                      IF TO JT:

                      Japan Tobacco Inc.
                      2-2-1, Toranomon
                      Minato-ku, Tokyo 105-8422  Japan
                      Attention:  Vice President, Pharmaceutical
                                  Business Development
                      Telephone:  +81-3-3582-3111

                      Facsimile:  +81-3-5572-1449

               WITH A COPY TO:

                      Gilbert, Segall and Young LLP
                      430 Park Avenue
                      New York, NY  10002
                      Attention:  Neal N. Beaton
                      Telephone:  (212) 644-4000
                      Facsimile:  (212) 644-4051

        16.2 Any notice required or permitted to be given pursuant to this Agreement shall be effective upon receipt by Corixa or JT, as the case may be.

17.     ASSIGNMENT.

        Neither this Agreement nor any interest hereunder shall be assignable by either party without the written consent of the other; [***]*. Transfer in contravention of this Section 17 shall be considered a material breach of this Agreement pursuant to Section 19.6 below. Subject to other provisions of this
Section 17, all rights and obligations under this Agreement and the licenses herein granted shall be binding upon and inure to the benefit of the successors in interest of the respective parties. Any assignment in violation of the foregoing shall be null and void.

18.     WARRANTIES, REPRESENTATIONS AND COVENANTS.

        18.1 Each party warrants that it has the right to enter into this Agreement, and that this Agreement is a legal and valid obligation binding upon such party and enforceable in accordance with its terms.

        18.2 Nothing in this Agreement shall be construed as a warranty that patents covered by this Agreement are valid or enforceable or, except as set forth in Section 18.3, that their exercise will not infringe any patent rights of third parties.

        18.3    [***]*

        18.4    Corixa warrants [***]*.



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                                      -17-

        18.5    [***]*

        18.6 JT acknowledges that the licenses granted to JT herein include sublicenses under technology that has been licensed by Corixa from certain Third Parties (the "Corixa Third Party Agreements"), and JT warrants and represents that it shall comply with all applicable terms and conditions of such Corixa Third Party Agreements.

        18.7 Commencing at the time of JT's initial clinical testing of a Licensed Product, JT shall maintain Licensed Product liability insurance with respect to its development, manufacture and sale of the Licensed Products at commercially reasonable and appropriate levels. JT currently maintains, with respect to clinical development-related activities, insurance coverage in an amount equal to [***]*, over a period of [***]*, for each product in development. JT shall maintain such insurance for so long as it continues to develop, manufacture or sell any Licensed Product, and thereafter for so long as JT maintains insurance for itself covering such manufacture or sales. JT's general liability insurance shall name Corixa as an additional insured.

        18.8 LIMITED LIABILITY. NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE, NEITHER CORIXA NOR JT WILL BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR (i) ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS OR (ii) COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES. NEITHER CORIXA NOR JT SHALL HAVE ANY LIABILITY FOR ANY FAILURE OR DELAY DUE TO MATTERS BEYOND THEIR RESPECTIVE REASONABLE CONTROL.

19.     TERM AND TERMINATION.

        19.1 This Agreement may not be terminated by either party except in accordance with this Section 19.

        19.2 Unless otherwise terminated, this Agreement shall expire upon [***]*.

        19.3    [***]*

        19.4    [***]*

        19.5    [***]*

        19.6 If either party materially breaches any material provision of this Agreement and if such breach is not cured within [***]* (or in the case of non-payment pursuant to Section 6 or 7, [***]*) after receiving written notice from the other party with respect to such breach, the non-breaching party shall have the right to terminate this Agreement by giving written notice to the party in breach, provided that such notice of termination is given [***]*.
In the event that [***]*.



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                                      -18-

        19.7 Either party may terminate this Agreement if, at any time, the other party shall file in any court or agency pursuant to any statute or regulation of the United States or of any individual state or foreign country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver of trustee of the party or of its assets, or if the other party proposes a written agreement of composition or extension of its debts, or if the other party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed with sixty (60) days after the filing thereof, or if the other party shall propose or be a party to any dissolution or liquidation, or if the other party shall make an assignment for the benefit of creditors.

        19.8 Notwithstanding the bankruptcy of Corixa, or the impairment of performance by Corixa of its obligations under this Agreement as a result of bankruptcy or insolvency of Corixa, JT shall [***]*.

20.     RIGHTS AND DUTIES UPON TERMINATION.

        20.1 Upon termination of this Agreement, Corixa shall have the right to retain any sums already paid by JT hereunder, and JT shall pay all sums accrued hereunder which are then due, which, in each case, shall include all payments under Sections 6 and 7 except to the extent [***]*.

        20.2 Upon termination of this Agreement, JT shall notify Corixa of the amount of Licensed Product(s) JT and its Affiliates, sublicensees and distributors then have on hand, the sale of which would, but for the termination, be subject to royalty, and JT and its Affiliates, sublicensees and distributors shall [***]*.

        20.3 Expiration or early termination of this Agreement shall not relieve either party of its obligations incurred prior to such expiration or early termination. In addition, Sections 1, , 7.10, 8.2, 8.3, 8.4, 11, 12.3, 12.5, 12.7, 12.8, 13.3, 13.4, 13.5, 13.6, 13.7, 14, 15, 16, 18.7 (for so long as
JT continues the sale of Licensed Products and thereafter for so long as JT maintains insurance for itself covering such sales), 19.3, 19.4, 19.5, 19.6, 20 and 21 shall survive any expiration or early termination of this Agreement. In addition, in the event this Agreement is terminated pursuant to Section 19.6, Sections 5 and 8.1(a) and all reporting obligations of JT under this Agreement shall survive as provided in Section 19.6. Further, Section 12.1 shall survive any expiration or termination of this Agreement solely with respect to the payment and reimbursement of any patent-related costs and expenses that were incurred prior to such termination or expiration.

21.     INDEMNIFICATION.

        21.1 Subject to Section 21.2 hereof, from and after the Effective Date, except as otherwise herein specifically provided, each of the parties hereto shall defend, indemnify and hold



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                                      -19-
harmless the other party and its Affiliates, successors and assigns, and their respective officers, directors, shareholders, partners and employees from and against all [***]*.

        21.2 If either JT or Corixa, or any Affiliate of JT or Corixa (in each case an "Indemnified Party"), receives any written claim which it believes is the subject of indemnity hereunder by either Corixa or JT, as the case may be (in each case an "Indemnifying Party"), the Indemnified Party shall, as soon as reasonably practicable after forming such belief, give notice thereof to the Indemnifying Party, including full particulars of such claim to the extent known to the Indemnified Party; provided, however, that the failure to give timely notice to the Indemnifying Party as contemplated hereby shall not release the Indemnifying Party from any liability to the Indemnified Party. The Indemnifying Party shall have the right, by prompt notice to the Indemnified Party, to assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Party, and at the cost of the Indemnifying Party. If the Indemnifying Party does not so assume the defense of such claim, the Indemnified Party may assume such defense with counsel of its choice at the sole expense of the Indemnifying Party. If the Indemnifying Party so assumes such defense, the Indemnified Party may participate therein through counsel of its choice, but the cost of such counsel shall be borne solely by the Indemnified Party.

        21.3 The party not assuming the defense of any such claim shall render all reasonable assistance to the party assuming such defense, and all out-of-pocket costs of such assistance shall be borne solely by the Indemnifying Party.

        21.4 No such claim shall be settled other than by the party defending the same, and then only with the consent of the other party, which shall not be unreasonably withheld; provided, however, that the Indemnified Party shall have no obligation to consent to any settlement of any such claim which imposes on the Indemnified Party any liability or obligation which cannot be assumed and performed in full by the Indemnifying Party.



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                                      -20-

22.     GOVERNMENTAL CONSENT.

        22.1 HSR Act. As promptly as practicable after the execution of this Agreement, and from time to time during the term hereof as may be required, Corixa and JT each shall execute and file, or join in the execution and filing, of all applications and documents that may be required under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), in connection with this Agreement and the transactions contemplated hereby; provided, however, that JT shall pay all applicable filing fees associated with the filing of such applications, and documents. Corixa and JT each shall use their best commercial efforts to take such action as may be required to cause the expiration or early termination of the notice periods under the HSR Act as promptly as possible after the execution of this Agreement and to resolve such objections, if any, as may be asserted with respect to the transactions contemplated by this Agreement under the HSR Act; provided, however, notwithstanding the foregoing, neither party shall agree to any change or amendment to this Agreement unless such change or amendment is agreed to by the other party in advance. In connection therewith, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement or the transactions contemplated hereby as violative of the HSR Act, Corixa and JT shall cooperate and use best commercial efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents, or restricts consummation and/or effectiveness of the Agreement or the transactions contemplated hereby, unless by mutual agreement Corixa and JT decide that such action is not in their respective best interests. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act. Notwithstanding the foregoing, neither Corixa nor JT will have any obligation to litigate or contest any administrative or judicial action or proceeding or any decree, judgment, injunction or other order beyond the first anniversary of the Execution Date.

        22.2 Closing Condition. The respective obligations of Corixa and JT to effect this Agreement and the transactions contemplated hereby shall be subject to the expiration or early termination of the waiting period applicable to this Agreement under the HSR Act. Corixa and JT each hereby agree that the foregoing sentence represents the only condition to the effectiveness of this Agreement and the transactions contemplated herein and upon the date such condition has been satisfied (the "Effective Date"), this Agreement will be in full force and effect.



                            [Signature page follows]

        IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officer as of the date first written above.

CORIXA CORPORATION                      JAPAN TOBACCO INC.

By:                                     By:
   --------------------------------        -------------------------------------
   Mark McDade
   President and                        Name:
   Chief Operating Officer                   -----------------------------------

                                        Title:
                                              ----------------------------------

                      EXHIBIT A TO COLLABORATION AGREEMENT

                                 Corixa Patents

[***]*







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



                     EXHIBIT A-1 TO COLLABORATION AGREEMENT

                             Corixa Adjuvant Patents

[***]*




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


                     EXHIBIT A-2 TO COLLABORATION AGREEMENT

                               Microsphere Patents

                                     [***]*






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



                      EXHIBIT B TO COLLABORATION AGREEMENT

                                RESEARCH PROGRAM



[***]*




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

                      EXHIBIT C TO COLLABORATION AGREEMENT

                         LIST OF THIRD PARTY AGREEMENTS

1. Licensing Agreement, effective as of [***]* between Corixa and [***]* a copy of which is attached to this Exhibit C and incorporated herein by reference. Pursuant to the terms of the foregoing, the parties hereto acknowledge that Corixa's license thereunder shall remain exclusive for the life of the last to expire issued patent licensed to Corixa thereunder.

2. License Agreement, made and entered into as of [***]*, by and among [***]* and Corixa.





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
                      EXHIBIT D TO COLLABORATION AGREEMENT

                            FORM OF SUPPLY AGREEMENT


        This Supply Agreement (this "Agreement") is made as of _______, 1999 (the "Effective Date") by and between Japan Tobacco Inc., a Japanese corporation ("JT") and Corixa Corporation, a Delaware corporation ("Corixa").

                                    RECITALS

        A. JT and Corixa have entered into a License and Collaborative Research Agreement dated as of _________ __, 1999 (the "Collaboration Agreement"), pursuant to which Corixa licensed to JT certain of its intellectual property rights related to the development of vaccine products for the treatment of lung cancer.

        B. In connection with, and in accordance with the terms and conditions of Section 10.1 of the Collaboration Agreement, Corixa is willing to supply to JT, and JT agrees to purchase from Corixa upon the terms and subject to the conditions set forth in this Agreement, [***]* (as such terms are defined in the Collaboration Agreement).

        NOW THEREFORE, in consideration of the premises and the mutual covenants herein set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.      DEFINITIONS.

        Capitalized terms used herein shall have the respective meanings set forth in the Collaboration Agreement unless otherwise defined herein.

               1.1 "Commercialization Materials" shall mean those Materials that are required by governmental law or regulation to be manufactured in accordance with Good Manufacturing Practices.

               1.2 "FDA" shall mean the U.S. Food and Drug Administration or any successor agency thereof.

               1.3 "Fully Burdened Manufacturing Cost" shall mean [***]*.

               1.4 "Materials" shall mean [***]*, set forth on Exhibit A attached hereto, as amended from time to time upon mutual agreement of the parties, as well as [***]*.

               1.5 "Specifications" means written specifications related to the manufacture of the Materials that will be developed pursuant to Section 3.1 and shall be attached hereto and made a part hereof as Exhibit B.


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

               1.6 Singular and Plural. Where the context hereto requires, the singular number shall be deemed to include the plural and vice versa.

2.      PRODUCT SUPPLY.

               2.1 Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, JT shall [***]* purchase from Corixa, for itself, its Affiliate, and sublicensees, the Materials in accordance with this
Section 2, and Corixa shall sell and supply to JT such Materials. The parties agree that Corixa shall have the right in connection with the supply of Materials hereunder to contract with respect to manufacture of the Materials with such third parties as Corixa deems advisable; provided, however, that Corixa shall remain fully responsible for all of its obligations hereunder.

               2.2    Purchase Price, Price Adjustments and Payment.

                      (a) For Materials supplied by Corixa to JT pursuant to this Agreement, JT shall pay a purchase price equal to [***]* (the "Purchase Price"). Corixa agrees to [***]* and will allow representatives of JT to audit Corixa's accounting records pertaining to the manufacture of the Materials [***]* per year. JT agrees that all information relating to such account by records shall be treated as confidential information under Section 13 of the Collaboration Agreement.

                      (b) Corixa shall invoice JT [***]* each shipment of the Materials. JT shall pay such invoice within [***]* from the date of receipt of the invoice.

               2.3    Forecast and Orders.

                      (a) Within [***]* of the Effective Date (or such other date as may be agreed upon by the parties), and at least every [***]* thereafter, JT shall furnish to Corixa a rolling [***]* forecast for the quantities of Materials that JT intends to order during the [***]* period commencing [***]* from the date of such forecast. [***]*. Following [***]*, the first [***]* of such forecast shall constitute a binding commitment upon JT to purchase such quantities as evidenced by purchase orders received from JT in accordance with Section 2.3(b). The balance of such forecast shall merely represent reasonable good faith estimates for planning purposes only and shall not obligate JT to purchase any such amounts.

                      (b) JT shall place each purchase order with Corixa for Materials to be delivered hereunder at least [***]* prior to the delivery date specified in each respective order. Corixa hereby [***]* from the receipt of each firm purchase order and shall accept such firm purchase orders placed by JT within [***]* of receipt for that amount of Materials which is [***]* the then current forecast for the applicable period. For orders of Materials that exceed [***]*. Corixa shall have no obligation to supply that amount of Materials which exceeds [***]* of the most current forecast underlying such order, provided that [***]* of Corixa's receipt of the order. Corixa shall deliver against each firm purchase order accepted by Corixa in accordance with this Section 2.3. JT shall be obligated to purchase all Materials ordered and delivered by the



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                                      -2-
delivery date, unless such Materials are rejected pursuant to Section 4.1. In the event any purchase order submitted by JT contains term(s) or condition(s) that conflicts with any term or condition set forth in this Agreement, this Agreement shall control, unless otherwise agreed to in writing by the parties.

               2.4 Delivery. Delivery terms shall be F.O.B. Corixa's manufacturing facility in Seattle, Washington, or such other facility as may be designated by Corixa. Corixa shall [***]* assist JT in arranging any desired insurance (in amounts that JT shall determine) and transportation, via air freight unless otherwise specified in writing, to any destinations specified in writing from time to time by JT. All customs, duties, costs, taxes, insurance premiums, and other expenses relating to such transportation and delivery, shall be at JT's sole expense. Corixa shall ship Materials under appropriate storage conditions [***]*). Any cost of compliance with such storage conditions shall be added to the calculation of Fully Burdened Manufacturing Cost.

               2.5 Safety Stock. After [***]*, Corixa shall maintain a fresh safety stock of Materials, equivalent to the forecasted purchases for the most recent [***]* period, to be exclusively available to JT. Deliveries by Corixa to JT may be taken from Corixa's inventory identified as safety stock. Corixa's safety stock shall be rotated with its regular inventory of Materials to maintain a reasonable shelf-life. Corixa shall keep JT reasonably informed of the level of inventory identified as the safety stock. In the event of any termination of this Agreement, JT will be obligated to purchase the unsold portion of such safety stock from Corixa, to the extent the quantity on termination is equal to or less than the most recent [***]* forecast provided by JT.

               2.6    Payment Instructions.

               All payments due hereunder shall be made in U.S. dollars by wire transfer of immediately available funds to the following account:

                      Account No.   1131907
                      Bank:         Commerce Bank of Washington
                      ABA Code:     125008013

or to such other account as Corixa may designate from time to time.

               2.7 Past Due Amounts. Any past due payments under this Agreement shall accrue interest until paid at [***]* per annum, or the maximum rate permitted by law, whichever is less.

               2.8 Foreign Currency. Currency conversions to U.S. Dollars, if any, shall be calculated using an average rate of exchange, which rate of exchange shall be computed by adding the rate of exchange quoted under Foreign Exchange in The Wall Street Journal as of the end of the current month to the rate as of the end of the prior month and dividing by 2.



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                                      -3-

        3.     PRODUCT MANUFACTURE.

               3.1 Incoming Specifications. The parties will in good faith cooperate with one another to develop the Specifications, which shall be acceptable to both parties. The Specifications shall be agreed upon in writing and shall be attached hereto and incorporated into this Agreement as Exhibit B, and may be amended from time to time by mutual written agreement of the parties. The Specifications shall be considered confidential information pursuant to
Section 13 of the Collaboration Agreement and for the purposes of Section 10 hereof.

               3.2    Manufacturing Process.

                      (a) During the term of the Collaboration Agreement, Corixa shall manufacture the Commercialization Materials in accordance in all material respects with "Good Manufacturing Practices" and the Specifications.

                      (b) Corixa shall not materially modify the processes or materials used in the manufacturing process without the prior approval of JT.

               3.3 Testing of Materials. Corixa shall test or cause to be tested each batch of Materials manufactured pursuant to this Agreement before delivery to JT. Each test shall set forth the Specifications, the items tested and test results in a certificate of analysis for each batch delivered. Corixa shall send or cause to be sent such certificates to JT along with delivery of Materials.

        4.     QUALITY ASSURANCE AND INSPECTION.

               4.1 Rejected Goods/Shortages.

                      (a) JT shall notify Corixa in writing of any claim that any Materials do not conform to the Specifications or any shortage in quantity of any shipment of Materials within [***]* of receipt of such shipment. Upon confirming any such nonconformance or shortage, Corixa shall [***]* of receiving such notice, [***]* and shall make arrangements with JT for the return or destruction of any rejected Materials, with any reasonable return shipping charges or costs of destruction to be paid by Corixa.

                      (b) In the event of a conflict regarding any nonconforming Materials which Corixa and JT are unable to resolve, a sample of such Materials, together with mutually agreed upon questions, shall be submitted by JT to an independent laboratory reasonably acceptable to both parties for testing against the Specifications, and the test results obtained by such laboratory shall be final and binding upon the parties. The test results shall be considered confidential information pursuant to Section 13 of the Collaboration Agreement and for purposes of Section 10 hereof. The fees and expenses of such laboratory testing shall be borne entirely by the party against whom such laboratory's findings are made. In the event the test results indicate that the Materials in question do not conform to the Specifications, Corixa shall [***]*. If [***]*, Corixa shall [***]* replace the nonconforming Materials with conforming Materials at no



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                                      -4-
additional cost to JT as soon as possible, but in no event shall the replacement time exceed [***]*.

               4.2    Regulatory.

                      (a) In the event that regulatory certification is required by the applicable regulatory authority in Territory A or Territory B for Materials, Corixa will [***]* certification is met, [***]*.

                      (b) Each party shall keep the other informed of any formal or informal inquiry by any regulatory agency of any state or national government or supranational authority relating to Materials used or sold hereunder.

                      (c) Upon reasonable prior notice of at least [***]*, Corixa shall permit representatives of any regulatory agency having jurisdiction over the manufacture and/or marketing of the Materials or of any diagnostic assay or other product in which the Materials are incorporated, to inspect its facilities in conjunction with the manufacture, testing, packaging, storage, handling and shipping of the Materials. Further, Corixa shall advise JT immediately if Corixa receives notice of an impending inspection or if an authorized agent of the FDA or other governmental agency visits any of Corixa's manufacturing facilities concerning the Materials. [***]*.

               4.3 Inspection by JT. Notwithstanding Corixa's obligation to provide the certificate set forth in Section 3.3, Corixa shall permit JT upon reasonable prior notice, but not less than [***]*, and during regular business hours, but no more often than once per year, access to (a) those areas of Corixa's manufacturing facilities where the Materials are manufactured, tested, packaged, stored, handled and shipped, and (b) the manufacturing records for the Materials manufactured for JT.

        5.     FAILURE TO SUPPLY.

               5.1 Failure. In the event that Corixa is unable, or notifies JT that it is unable, for any reason (including an event of force majeure) to supply quantities of Materials in accordance with Section 2.3 for a period of [***]* beyond the delivery date for such Materials, JT may at its discretion (a) require Corixa to supply the undelivered Materials at a future date agreed upon by the parties; or (b) manufacture or have manufactured by a Third Party designated by JT that quantity of the Materials required by JT which Corixa is unable to supply. If JT determines to manufacture or have manufactured by a Third Party such Materials, Corixa will give JT and/or any such Third Party all reasonably necessary information and cooperation to enable JT or such Third Party to manufacture the Materials in accordance with the Specifications.

               5.2 Supply Resumption. Corixa will have [***]* from the original delivery date of any Materials in which Corixa fails to supply to JT, as set forth in Section 5.1, in which to resume supply of the Materials to JT; provided, however, such [***]* limitation shall not apply to a failure by Corixa to supply that results from a force majeure event as set forth in Section 12.7.



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                                      -5-

At the time that Corixa resumes supply of the Materials, JT will cease manufacture of the Materials or have the Third Party cease such manufacture in a reasonable time and manner, and shall purchase Materials from Corixa upon the terms and subject to the conditions of this Agreement. [***]*

        6.     TERM/TERMINATION.

               6.1 Term and Expiration. The initial term of this Agreement shall expire upon the expiration or termination of the Collaboration Agreement, unless extended or earlier terminated by mutual agreement of the parties.

               6.2 Termination With Cause. Upon any material breach of this Agreement by either party, the non-breaching party may terminate this Agreement upon [***]* written notice to the breaching party. The notice shall become effective at the end of such [***]* period unless the breaching party shall have cured such breach within such period.

               6.3 Termination for Insolvency. Either party may terminate this Agreement upon written notice to the other in the event of (a) insolvency of the other party, or the appointment of a receiver by the other party for all or any substantial part of its properties, provided that such receiver is not discharged within sixty (60) days of its appointment, (b) the adjudication of the other party as a bankrupt, (c) the admission by the other party in writing of its inability to pay its debts as they become due, (d) the execution by the other party of an assignment for the benefit of its creditors or (e) the filing by the other party of a petition to be adjudged as a bankrupt, or a petition or answer admitting the material allegations of a petition filed against the other party in any bankruptcy proceeding, or the acts of the other party to any other judicial proceeding intended to effect a discharge of the debts of the other party, in whole or in part.

               6.4    Termination of Supply. [***]*.

               6.5 Consequences of Expiration or Early Termination. Upon the expiration or termination of this Agreement:

                      (a) Each party shall return or destroy, and certify to such destruction of, all confidential information of the other party provided or obtained pursuant to this Agreement, except that each party may maintain one (1) copy for archival purposes solely to confirm compliance with the provisions of
Section 10 hereof;

                      (b) JT shall purchase the safety stock inventory held by Corixa in accordance with Section 2.5; and

                      (c) [***]*

               6.6 Inclusive Remedy. Except as otherwise provided in this Agreement, each party shall have the rights and remedies set forth herein in addition to any other remedies which it may have under applicable statutory or common law. Each party shall have the sole discretion to



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                                      -6-
determine which of its rights and remedies, if any, it shall pursue and such party shall not be required to exhaust any of its other rights or remedies before pursuing any one of the rights and remedies set forth in this Agreement.

               6.7 Survival. Expiration or early termination of this Agreement shall not relieve either party of its obligations incurred prior to expiration or early termination. The obligations under Sections 4, 6.5, 6.6, 6.7 and 7-12 shall survive any expiration or termination of this Agreement. Further, JT shall make all payments as are required for the final quarter of the effectiveness of this Agreement.

        7.     REPRESENTATIONS AND WARRANTIES.

               7.1 By Corixa. Corixa represents and warrants to JT that:

                      (a) it has full right to enter into and perform Corixa's obligations under this Agreement and to supply the Materials; and

                      (b) the execution, delivery, and performance of this Agreement does not conflict with, violate or breach any agreement to which Corixa is a party.

               7.2 By JT. JT represents and warrants to Corixa that

                      (a) it has the full right to enter into and perform JT's obligations under this Agreement; and

                      (b) the execution, delivery and performance of this Agreement does not conflict with, violate or breach any agreement to which JT is a party.

               7.3 Extent of Warranties. EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT, THE MATERIALS ARE SUPPLIED "AS IS" AND CORIXA HEREBY DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES OF ANY KIND WITH REGARD TO THE MATERIALS, WHETHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE, AND ANY OTHER STATUTORY WARRANTIES OR ANY WARRANTY OF PATENTABILITY OR NONINFRINGEMENT.

        8.     INDEMNIFICATION.

               8.1 Damages. Subject to Paragraph 8.2 hereof, from and after the Effective Date, except as otherwise herein specifically provided, each of the parties hereto shall defend, indemnify and hold harmless the other party and its Affiliates, successors and assigns, and their respective officers, directors, shareholders, partners and employees from and against all losses, damage, liability and expense including legal fees but excluding punitive or consequential damages

(including lost profits) ("Damages") incurred thereby or caused thereto arising out of or relating to (a) [***]*.

               8.2 Notice of Claim. If either JT or Corixa, or any Affiliate of JT or Corixa (in each case an "Indemnified Party"), receives any written claim which it believes is the subject of indemnity hereunder by either Corixa or JT, as the case may be (in each case an "Indemnifying Party"), the Indemnified Party shall, as soon as reasonably practicable after forming such belief, give notice thereof to the Indemnifying Party, including full particulars of such claim to the extent known to the Indemnified Party; provided, however, that the failure to give timely notice to the Indemnifying Party as contemplated hereby shall not release the Indemnifying Party from any liability to the Indemnified Party. The Indemnifying Party shall have the right, by prompt notice to the Indemnified Party, to assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Party, and at the cost of the Indemnifying Party. If the Indemnifying Party does not so assume the defense of such claim, the Indemnified Party may assume such defense with counsel of its choice at the sole expense of the Indemnifying Party. If the Indemnifying Party so assumes such defense, the Indemnified Party may participate therein through counsel of its choice, but the cost of such counsel shall be borne solely by the Indemnified Party.

               8.3 Assistance; Costs. The party not assuming the defense of any such claim shall render any reasonable assistance that may be requested by the party assuming such defense, and all out-of-pocket costs of such assistance shall be borne solely by the Indemnifying Party.

               8.4 Settlement. No such claim shall be settled other than by the party defending the same, and then only with the consent of the other party, which shall not be unreasonably withheld; provided, however, that the Indemnified Party shall have no obligation to consent to any settlement of any such claim which imposes on the Indemnified Party any liability or obligation which cannot be assumed and performed in full by the Indemnifying Party.

        9.     LIMITATION OF LIABILITY.

               IN NO EVENT WILL EITHER PARTY HERETO BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR INDIRECT DAMAGES SUFFERED BY THE OTHER PARTY ARISING IN ANY WAY OUT OF THIS AGREEMENT, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY. THIS LIMITATION WILL APPLY EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. IN NO EVENT SHALL THE LIABILITY OF CORIXA TO JT UNDER ANY PROVISION OF THIS AGREEMENT EXCEED THE AMOUNTS ACTUALLY RECEIVED BY CORIXA FROM JT HEREUNDER.



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                                      -8-

        10.    CONFIDENTIALITY; PUBLICITY; PUBLICATIONS.

               10.1 Confidential Information. During the term of this Agreement and for [***]* thereafter, irrespective of any termination earlier than the expiration of the term of this Agreement, Corixa and JT shall not use or reveal or disclose to any Third Party any confidential information received from the other party or otherwise developed by either party in the performance of activities in furtherance of this Agreement without first obtaining the written consent of the disclosing party, except as may be otherwise provided herein, or as may be required [***]*. This confidentiality obligation shall not apply to such information which is or becomes a matter of public knowledge, or is already in the possession of the receiving party, or is disclosed to the receiving party by a Third Party having the right to do so, or is subsequently and independently developed by employees of the receiving party or Affiliates thereof who had no knowledge of the confidential information disclosed. The parties shall take reasonable measures to assure that no unauthorized use or disclosure is made by others to whom access to such information is granted.

               10.2 Permitted Disclosure. Nothing herein shall be construed as preventing JT from disclosing any information received from Corixa to [***]*.

               10.3 Intellectual Property; Bankruptcy. All confidential information disclosed by one party to the other shall remain the intellectual property of the disclosing party. In the event that a court or other legal or administrative tribunal, directly or through an appointed master, trustee or receiver, assumes partial or complete control over the assets of a party to this Agreement based on the insolvency or bankruptcy of such party, the bankrupt or insolvent party shall promptly notify the court or other tribunal (a) that confidential information received from the other party under this Agreement remains the property of the other party and (b) of the confidentiality obligations under this Agreement. In addition, the bankrupt or insolvent party shall, to the extent permitted by law, take all steps necessary or desirable to maintain the confidentiality of the other party's confidential information and to ensure that the court, other tribunal or appointee maintains such information in confidence in accordance with the terms of this Agreement.

               10.4 Press Release. The parties to this Agreement may disclose the nature and general terms of the Agreement in a press release following the Effective Date with the prior approval of such release by the other party, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, Corixa shall have the right to issue press releases or other announcements immediately and without prior consent of JT that disclose any information required by the rules and regulations of the Securities and Exchange Commission or similar federal or state authority, as determined in good faith by Corixa.

               10.5 Publicity. Neither party shall publish or provide public disclosure of information or inventions arising from the Research Program or the Clinical Development Program, or the manufacture of Materials pursuant to this Agreement (a "Dissemination") without at least [***]* prior written notice of such planned publication or disclosure sent to the



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                                      -9-
other party. In the event any such Dissemination is determined by the other party to be detrimental to its intellectual property position, the disseminating party shall delay such publication for a period sufficient to allow the other party to take the steps necessary to protect such intellectual property, including the filing of any patent applications and/or deletion of the other party's confidential information. Notwithstanding the foregoing, Corixa shall have the right to issue disclose information immediately and without prior consent of JT to the extent that such disclosure is required by the rules and regulations of the Securities and Exchange Commission or similar federal or state authority, as determined in good faith by Corixa.

        11.    GOVERNING LAW; ARBITRATION.

               This Agreement shall be governed by the laws of the [***]*.
Prior to engaging in any formal dispute resolution with respect to any dispute, controversy or claim arising out of or in relation to this Agreement or the breach, termination or invalidity thereof (each, a "Dispute"), the Chief Executive Officers of the respective parties shall attempt for a period not less than sixty (60) days to resolve such Dispute. Any dispute, controversy or claim arising out of or in relation to this Agreement or the breach, termination or invalidity thereof, that cannot be settled amicably by agreement of the parties pursuant to the preceding sentence, shall be finally settled by arbitration in New York City, New York, USA, in accordance with the arbitration rules of the American Arbitration Association ("AAA"), then in force, by one or more arbitrators appointed in accordance with said rules, provided that the appointed arbitrators shall have appropriate experience in the biopharmaceutical industry; provided, however, that arbitration proceedings may not be instituted until the party alleging breach of this Agreement by the other party has given the other party not less than sixty (60) days notice (or, in the event of any alleged failure to make payments due hereunder, not less than fourteen (14) days notice) to remedy any alleged breach and the other party has failed to do so. The award rendered shall be final and binding upon both parties. The judgment rendered by the arbitrator(s) shall include costs of arbitration, reasonable attorneys' fees and reasonable costs for any expert and other witnesses. Nothing in this Agreement shall be deemed as preventing either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the parties and the subject matter of the dispute as necessary to protect either party's name, proprietary information, trade secrets, know-how or any other proprietary rights. Judgment upon the award may be entered in any court having jurisdiction, or application may be made to such court for judicial acceptance of the award and/or an order of enforcement as the case may be.

        12.    GENERAL PROVISIONS.

               12.1 Independent Contractors. Corixa and JT shall be independent contractors and shall not be deemed to be partners, joint venturers or each other's agents, and neither party shall have the right to act on behalf of the other except as is expressly set forth in this Agreement.

               12.2 Entire Agreement. This Agreement, including all appendices hereto, together with the Collaboration Agreement, including all appendices thereto, sets forth the entire agreement and understanding between the parties and supersedes all previous agreements,


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                                      -10-
promises, representations, understandings, and negotiations, whether written or oral between the parties with respect to the subject matter hereof. There shall be no amendments or modifications to this Agreement, except by a written document signed by both parties.

               12.3 Assignment. Neither party may assign its rights or delegate its duties under this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld, [***]*.

               12.4 Unenforceable Provisions. If any provision of this Agreement is finally held to be invalid, illegal or unenforceable by a court of competent jurisdiction, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired in any way.

               12.5 Waiver. Any delay in enforcing a party's rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of a party's right to the future enforcement of its rights under this Agreement.

               12.6 Notices. Any notice required or permitted by this Agreement to be given to either party shall be in writing and shall be deemed given when delivered personally, by confirmed telecopy to a fax number designated in writing by the party to whom notice is given, or by registered, recorded or certified mail, return receipt requested, and addressed to the party to whom such notice is directed, at:

                      If to Corixa:

                      Corixa Corporation
                      1124 Columbia Street, Suite 200
                      Seattle, Washington  98104
                      Attention:  Chief Operating Officer
                      With a copy to:  Director of Legal Affairs
                      Facsimile:  (206) 754-5994

                      with a copy to:

                      Venture Law Group
                      4750 Carillon Point
                      Kirkland, Washington  98033
                      Attention:  William W. Ericson
                      Facsimile:  (425) 739-8750



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                                      -11-

                      If to JT:

                      Japan Tobacco Inc.

                      ------------------------------
                      ------------------------------
                      ------------------------------
                      Facsimile:
                                --------------------

                      with a copy to:

                      ------------------------------
                      ------------------------------
                      ------------------------------
                      Facsimile:
                                --------------------

or at such other address or telecopy number as such party to whom notice is directed may designate to the other party in writing.

               12.7 Force Majeure. If the performance of this Agreement or any obligations hereunder is prevented, restricted or interfered with by reason of fire or other casualty or accident, strikes or labor disputes, war or other violence, any law, order, proclamation, ordinance, demand or requirement of any government agency, or any other act or condition beyond the control of the parties hereto, the party so affected, upon giving prompt notice to the other party shall be excused from such performance (other than the obligation to pay money) during such prevention, restriction or interference.

               12.8 Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.



                            [Signature page follows.]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                       CORIXA CORPORATION


                                       By:______________________________________

                                       Name:____________________________________

                                       Title:___________________________________



                                       JAPAN TOBACCO INC.


                                       By:______________________________________

                                       Name:____________________________________

                                       Title:___________________________________

                                    EXHIBIT A

                                    Materials

                                    EXHIBIT B

                                 Specifications